As filed with the Securities and Exchange Commission on May 23, 1995


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   DEVCON INTERNATIONAL CORP.
     (Exact name of registrant as specified in its charter)


            FLORIDA                          59-0671992
(State or other jurisdiction of             (IRS Employer
incorporation or organization)         Identification Number)


              1350 E. NEWPORT CENTER DR., SUITE 201
                 DEERFIELD BEACH, FLORIDA  33442
            (Address of Principal Executive Offices)


  DEVCON INTERNATIONAL CORP. 1992 STOCK OPTION PLAN, AS AMENDED
      DEVCON INTERNATIONAL CORP. DIRECTORS STOCK OPTION PLAN
                    (Full title of the Plans)


                      DONALD L. SMITH, JR.
                            PRESIDENT
                   DEVCON INTERNATIONAL CORP.
              1350 E. NEWPORT CENTER DR., SUITE 201
                 DEERFIELD BEACH, FLORIDA 33442
             (Name and address of agent for service)


                         (305) 429-1500
  (Telephone number, including area code, of agent for service)


                            Copy to:
                    Robert L. Grossman, Esq.
                  Greenberg, Traurig, Hoffman,
                  Lipoff, Rosen & Quentel, P.A.
                      1221 Brickell Avenue
                      Miami, Florida  33131
                         (305) 579-0756



                 CALCULATION OF REGISTRATION FEE




                                           Proposed
                              Proposed      maximum
  Title of       Amount        maximum     aggregate   Amount of
securities to     to be    offering price  offering  registration
be registered  registered   per share (1)  price (2)      fee

Common Stock,    400,000
$.01 par value   shares    $6.25 - $14.00 $3,241,000   $1,117.59



(1) Estimated solely for purpose of calculating the registration fee.

(2) Computed in accordance with Rule 457(h) on the basis of (i) the actual exercise price of $9.625 for an aggregate of 40,000 options to purchase Common Stock being registered, which have already been granted under the Devcon International Corp. 1992 Stock Option Plan, as Amended, (ii) the actual prices of $14.00, $6.25 and $8.75 for 24,000,
      3,000 and 3,000 options, respectively, to purchase Common Stock being registered, which have already been granted under the Devcon International Corp. 1992 Directors Stock Option Plan, and (iii) the average of the bid and ask prices of the Common Stock on May 19, 1995 ($7.50) with respect to (a) 310,000 shares of Common Stock subject to future grants of options under the Devcon International Corp. 1992 Stock Option Plan, as Amended and (b) 20,000 shares of Common Stock subject to future grants of options under the Devcon International Corp. 1992 Directors Stock Option Plan.


                       Page 1 of 10 Pages
                     Exhibit Index at Page 5









   PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference into this Registration Statement the following documents:

          (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
     Act");

          (ii) all other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of fiscal year 1994; and

          (iii) the description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission on April 30, 1973, as amended on June 11, 1973, and as such description is updated in any additional amendment to such Form 8-A.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Officers and Directors.

          The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute.

          The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director is subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

     At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          See "Exhibit Index" on page 5 below.


Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
     Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.












                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida on this 18th day of May, 1995.

                                  DEVCON INTERNATIONAL CORP.


                                  By: /s/ DONALD L. SMITH, JR.
                                       Donald L. Smith, Jr.,
                                       President

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald L. Smith, Jr. his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



      Signature                Title                 Date


/s/ DONALD L. SMITH, JR.
Donald L. Smith, Jr.       President and         May 18, 1995
                        Director (principal
                        executive officer)



/s/ WALTER B. BARRETT
Walter B. Barrett     Chief Financial Officer    May 18, 1995
                     and Treasurer (principal
                     financial and accounting
                             officer)


/s/ RICHARD L. HORNSBY
Richard L. Hornsby   Executive Vice President    May 18, 1995
                           and Director


/s/ ROBERT L. KESTER
Robert L. Kester             Director            May 18, 1995


/s/ ALEC P. COURTELIS
Alec P. Courtelis            Director            May 18, 1995


/s/ ROBERT A. STEELE
Robert A. Steele             Director            May 18, 1995




























                          EXHIBIT INDEX




                                                  Sequential
                                                     Page
Exhibit       Description                           Number

4.1    Registrant's Restated Articles of
       Incorporation(1)(3.1)                         --

4.2    Registrant's Bylaws(2)(3.2)                   --

4.3    Registrant's 1992 Stock Option Plan,
       as Amended(3)(A)                              --

4.4    Registrant's 1992 Directors Stock Option
       Plan(4)(B)                                    --

5      Opinion of Greenberg, Traurig, Hoffman,
       Lipoff, Rosen & Quentel, P.A.                  7

23.1   Consent of KPMG Peat Marwick                  10

23.2   Consent of Greenberg, Traurig, Hoffman,
       Lipoff, Rosen & Quentel, P.A. is contained
       in its opinion included as Exhibit 5 hereof   --

24     Power of Attorney is included in the
       Signatures section of this Registration
       Statement                                     --




(1) Incorporated by reference to the exhibit shown in the parenthesis and filed with the Registrant's Registration
    Statement on Form S-2 (No. 33-31107).

(2) Incorporated by reference to the exhibit shown in the parenthesis and filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989.

(3) Incorporated by reference to the exhibit shown in parenthesis and filed with the Registrant's Proxy Statement dated May 10, 1993.

(4) Incorporated by reference to the exhibit shown in parenthesis and filed with the Registrant's Proxy Statement dated May 6, 1992.


















































                            EXHIBIT 5




                                   May 19, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Registration Statement on Form S-8 for Devcon
          International Corp.'s 1992 Stock Option Plan, as amended, and 1992 Directors Stock Option Plan

Ladies and Gentlemen:

     On the date hereof, Devcon International Corp., a Florida corporation (the "Company"), sent for filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 400,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Company's 1992 Stock Option Plan, as amended (the "1992 Plan"), and the 1992 Directors Stock Option Plan (the "Directors Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the 1992 Plan and the Directors Plan and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 400,000 shares of authorized and unissued Common Stock from which the 400,000 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the 1992 Plan and the Directors Plan may be issued. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who choose to exercise their Options, and that the consideration for the underlying shares of Common Stock issued pursuant to the Options is actually received by the Company as provided in the 1992 Plan and the Directors Plan, we are of the opinion that the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the 1992 Plan and the Directors Plan will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,

                                   GREENBERG, TRAURIG, HOFFMAN,
                                   LIPOFF, ROSEN & QUENTEL, P.A.


                                   By:/s/Robert L. Grossman
                                        Robert L. Grossman
























                          EXHIBIT 23.1



                      ACCOUNTANT'S CONSENT





The Board of Directors
Devcon International Corp. and Subsidiaries:

We consent to incorporation by reference in the registration statement on Form S-8 of Devcon International Corp. and Subsidiaries of our report dated March 24, 1995, relating to the consolidated balance sheets of Devcon International Corp. and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Devcon International Corp. and Subsidiaries. As discussed in note 1(j) to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in 1993.



                                   KPMG Peat Marwick LLP


May 12, 1995                       One Biscayne Tower
                                   Suite 2900
                                   2 South Biscayne Boulevard
                                   Miami, Florida  33131